Exhibit 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.

WARRANT TO PURCHASE STOCK
OF SUNSHINE SILVER MINING & REFINING COMPANY

No.  [DATE]

This certifies that, for due consideration, receipt and sufficiency of which are hereby acknowledged,                               (the “Purchaser”), is entitled, subject to the terms and conditions set forth herein and in the Common Stock Purchase Agreement dated as of [DATE] (the “Purchase Agreement”) by and between Sunshine Silver Mining & Refining Company, a Delaware corporation (the “Company”), and the Purchaser, to purchase from the Company that number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Shares”), at the purchase price per share as provided for in Section 2. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Purchase Agreement.

1. Term of Warrant; Exercisability. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period (the “Exercise Period”) commencing on the date hereof and ending on the later to occur of the following, after which time this Warrant shall be null and void as of 5:00 p.m. Eastern Time on the date that is: (a) the second (2nd) anniversary of the original issue date of this Warrant as first set forth above; and (ii) six (6) months after the closing of the Company’s first underwritten public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. In the event that the expiration date of this Warrant shall fall on a Saturday, Sunday, and/or any United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Eastern Time on the business day following such Saturday, Sunday or recognized holiday.

2. Number of Shares; Exercise Price. This Warrant shall be exercisable for [__] Common Shares at an exercise price of $[__] per share (the “Exercise Price”).

3. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised in whole or in part by the Purchaser during the Exercise Period by (i) the surrender of this Warrant to the Company, along with a duly executed Notice of Exercise in the form attached hereto marked to reflect that the Purchaser is tendering payment and specifying the number of Common Shares to be purchased, at the Company’s principal office (or at such other office or agency as the Company may designate by notice in writing to the Purchaser), and (ii) the delivery of payment to the Company (by any combination of a wire transfer of immediately available funds to a bank account specified by the Company, a certified or bank cashier’s check, or any other method mutually acceptable to the Company and the Purchaser) of the Exercise Price for the number of Common Shares specified in the Notice of Exercise.

(b) Delivery of Stock. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the later of (i) the date of its surrender for exercise and (ii) the date the Purchaser tenders the Exercise Price, if applicable, as provided above, and the person entitled to receive the Common Shares issuable upon such exercise shall be treated for all purposes as the Purchaser of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver, to the person or persons entitled to receive the same, a notice of issuance of uncertificated shares (or, upon written request from the Purchaser, issue and deliver a certificate) representing the Common Shares issuable upon such exercise. In the event that this Warrant is exercised in part and the Warrant has not expired, the Company at its expense shall execute and deliver a new Warrant of like tenor exercisable for the number of remaining Common Shares for which this Warrant may then be exercised.

4. Adjustment. In the event that the Company (i) splits, subdivides or combines the Common Shares into a different number of securities of the same class or series, (ii) pays a stock dividend on the Common Shares, (iii) recapitalizes or reclassifies the Common Shares into the same or a different number of securities, (iv) converts or redeems all of the outstanding Common Shares in accordance with the Company’s certificate of incorporation, (v) enters into a merger or consolidation in which the Common Shares are converted into other securities or property, or (v) takes any similar action with respect to the Common Shares (each, an “Adjustment Event”), then, without duplicating any adjustment otherwise resulting from any such Adjustment Event, the Exercise Price shall be appropriately adjusted and this Warrant shall represent the right to acquire such number and type of securities that would have been issued had the Purchaser exercised this Warrant immediately prior to such Adjustment Event, all as determined in good faith by the Board of Directors of the Company.

5. No Fractional Shares. No fractional Common Shares shall be issued upon the exercise of this Warrant.

6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

7. Rights as Stockholder. This Warrant shall not confer upon the Purchaser any rights as a stockholder of the Company, including without limitation the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholder, or the right to receive dividends, unless and until this Warrant has been exercised.

8. Transfer of Warrant. This Warrant may not be transferred by the Purchaser except with the prior written consent of the Company.

9. Compliance with Securities Laws. The Purchaser, by acceptance hereof, confirms each of the representations and warranties contained in Section 3 of the Purchase Agreement. Upon exercise of this Warrant, the Purchaser shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, each of the representations and warranties contained in Section 3 of the Purchase Agreement.

10. Notices.

(a) Whenever the Exercise Price or number of Common Shares purchasable hereunder shall be adjusted pursuant to Section 4, the Company shall issue a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number and type of Common Shares purchasable hereunder after giving effect to such adjustment and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Purchaser.

(b) In case of (i) the establishment of any record date for the Purchasers of Common Shares for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) any capital reorganization of the Company, any reclassification of the capital stock of the Company, (iii) any voluntary dissolution, liquidation or winding-up of the Company, (iv) any redemption or conversion of all outstanding Common Shares, or (v) the filing of the Company’s first registration statement under the Securities Act of 1933, as amended, then, and in each such case, the Company shall deliver to the Purchaser a notice specifying, as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, (y) the anticipated date on which such reorganization, reclassification, dissolution, liquidation, winding-up, redemption or conversion is to take place and the time, if any is to be fixed, as of which the Purchasers of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation, winding-up, redemption or conversion, or (z) the anticipated date on which the Company expects its first registration statement to become effective. Such notice shall be given at least ten (10) days prior to the date therein specified, unless waived as provided herein.

(c) All notices required or permitted hereunder shall be given as provided in the Purchase Agreement.

11. Representations and Covenants of Purchaser. This Warrant has been entered into by the Company in reliance upon the representations and covenants of the Purchaser that the Purchaser makes by execution of the Purchase Agreement.

12. Miscellaneous. The terms of Section 6 of the Purchase Agreement are incorporated herein by this reference and made a part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

COMPANY:

Sunshine Silver Mining & Refining Company

By:
Name:
Title:

AGREED TO AND ACCEPTED BY PURCHASER:

By: [__]
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

NOTICE OF EXERCISE

To:

(1)         The undersigned hereby elects to purchase              Common Shares of Sunshine Silver Mining & Refining Company, pursuant to the terms of the attached Warrant, and tenders payment of the purchase price for such shares in full.

(2)         In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the Common Shares to be issued upon exercise are being acquired solely for the account of the undersigned for investment and not as a nominee for any other party, (b) the undersigned will not offer, sell or otherwise dispose of any such Common Shares except in full compliance with applicable federal and state securities laws, and (c) the party exercising this Warrant is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended. In addition, the undersigned confirms as of the exercise of this Warrant the representations and warranties set forth in Section 3 of the Purchase Agreement, including the “lock-up” provisions.

(3)         Please issue a notice of issuance of uncertificated shares representing such Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(4)         Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

[NOTICE OF WARRANT EXERCISE]